UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
1.750% Senior Notes due 2023	FLR 23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 13, 2021, NuScale Power, LLC, an Oregon limited liability company (“NuScale”), which is a subsidiary of Fluor Corporation (“Fluor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spring Valley Acquisition Corp., a Cayman Islands exempted company (NASDAQ:SV) (“Spring Valley”) and Spring Valley Merger Sub, LLC, an Oregon limited liability company (“Merger Sub”). Pursuant to the Merger Agreement:

(i)	Merger Sub will be merged with and into NuScale (the “Merger” and, together with the other transactions related thereto, the “Proposed Transactions”), with NuScale surviving the Merger (such surviving entity, the “Surviving Company”),
(ii)	Spring Valley will be renamed NuScale Power Corporation and trade on The Nasdaq Stock Market LLC under the ticker “SMR,” and
(iii)	NuScale will continue to be held as a wholly controlled subsidiary of NuScale Power Corporation in an “Up-C” structure.

As part of the Proposed Transactions, (1) each preferred unit of NuScale (including those held by Fluor) will be re-classified into a certain number of common units of NuScale, and (2) each NuScale common unit (including those held by Fluor and converted from the preferred units) will receive a certain number of (A) Surviving Company common units and (B) non-economic voting shares of NuScale Power Corporation Class B common stock. Each Surviving Company common unit, together with a share of NuScale Power Corporation Class B common stock will be exchangeable for one share of NuScale Power Corporation Class A common stock.

Fluor also holds a convertible promissory note originally issued by NuScale on September 30, 2011 which has a current balance of approximately $14 million which will be converted into NuScale common units (which will then receive Surviving Company common units and NuScale Power Corporation Class B common stock in accordance with clause (2)(A) and (2)(B) above).

In connection with the Merger Agreement, Spring Valley also entered into subscription agreements with investors to purchase an aggregate of 21,300,002 shares of NuScale Power Corporation Class A common stock for $211,000,000 in a private placement in public equity (PIPE) transaction. These investments are contingent upon the closing of the Merger, and for $30 million of the PIPE, entry into definitive documents between the investor, Fluor and NuScale with respect to certain ancillary commercial arrangements.

After completion of the Merger and the $181 million committed PIPE transaction Fluor, projects to own approximately 60% of NuScale Power Corporation. Fluor expects to remain an important partner providing NuScale with engineering services, project management, and administrative and supply chain support on an exclusive basis until at least September 30, 2041.

Upon closing, NuScale Power Corporation will enter into a tax receivable agreement with Fluor and NuScale’s other current equity holders. Pursuant to the tax receivable agreement, NuScale Power Corporation will pay NuScale’s current owners (including Fluor) 85% of the amount of savings, if any, in U.S. federal, state and local income tax that NuScale Power Corporation actually realizes as a result of the increases in tax basis and certain other tax benefits related to future exchanges, if any, of Surviving Company common units for NuScale Power Corporation Class A common stock.

From the closing of the Merger and for 180 days thereafter, Fluor must agree not to transfer any shares of, options for or securities convertible into NuScale Power Corporation Series A common stock held by Fluor immediately after the closing of the Merger, subject to certain exceptions.

The closing of the transaction is expected to occur in the first half of 2022, subject to customary closing conditions. The parties may terminate the Merger Agreement in certain events described in the Merger Agreement, including if the Merger is not consummated by May 20, 2022 or such later date as may be mutually agreed by the parties.

A copy of the Merger Agreement was filed as Exhibit 2.1 with the Current Report on Form 8-K filed by Spring Valley on December 14, 2021 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement is incorporated herein to provide security holders with information regarding its terms, but it is not intended to provide any other factual information about Spring Valley, NuScale or the other parties thereto. In particular, the assertions embodied in representations and warranties by Spring Valley, NuScale and Merger Sub contained in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Spring Valley, NuScale or Merger Sub.

Important Information and Where to Find It

In connection with the Proposed Transactions, Spring Valley intends to file a registration statement / proxy (the “Proxy”) with the SEC, which will be distributed to holders of Spring Valley’s Class A ordinary shares in connection with Spring Valley’s solicitation of proxies for the vote by shareholders of Spring Valley (the “Spring Valley Shareholders”) with respect to the Proposed Transactions and other matters as may be described in the Proxy. After the preliminary Proxy has been filed and cleared by the SEC, Spring Valley will mail a definitive Proxy to the Spring Valley Shareholders. Spring Valley Shareholders and other interested parties are urged to read the Proxy, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Spring Valley, NuScale and the Proposed Transactions. Spring Valley Shareholders and other interested parties may obtain free copies of the preliminary Proxy and definitive Proxy (when available) and other documents filed with the SEC by Spring Valley through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Spring Valley Acquisition Corp., 2100 McKinney Ave, Suite 1675, Dallas, TX 75201 or (214) 308-5230.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of December 13, 2021, by and among Spring Valley, Merger Sub and NuScale (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39736) filed by Spring Valley on December 14, 2021).

99.1	Press Release, dated December 14, 2021, issued by Fluor.

99.2	Press Release, dated December 14, 2021, issued by NuScale and Spring Valley (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 001-39736) filed by Spring Valley on December 14, 2021).

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2021	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary